Exhibit 99.1

NEWS RELEASE
Investor Relations contact: Jennifer Tanguy Investor Relations Director 713.595.1429

FOR IMMEDIATE RELEASE

Princeton Capital Announces the Postponement of Its 2015 Annual Stockholders Meeting

HOUSTON, TX AND KINGSTON, NJ - July 31, 2015 - Princeton Capital Corporation (OTC:PIAC) (“Princeton” or the “Company”) today announced that the Board of Directors of the Company has determined to postpone the Company’s 2015 Annual Meeting of Stockholders, which was originally scheduled to be held at 9:30 a.m. Central Time on Tuesday, August 11, 2015.

The Company has determined to postpone the annual meeting to allow it to file its quarterly reports on Form 10-Q for the first and second quarters of 2015 prior to holding the annual meeting. The annual meeting will now be held at 9:30 a.m. Central Time, on Thursday, September 10, 2015 at One Riverway, Houston, Texas 77056.

No changes have been made to the record date or the proposals to be brought before the annual meeting, which are presented in the proxy statement and related materials that the company filed with the Securities Exchange Commission July 13, 2015. Proxies and voting instructions previously submitted with respect to the Annual Meeting will be valid for the rescheduled meeting.

About Princeton Capital Corporation

Princeton Capital Corporation is an externally managed, non-diversified, closed-end investment company that has elected to be regulated as a business development Company under the Investment Company Act of 1940, as amended. Princeton Capital Corporation’s investment objective is to maximize the total return to our stockholders in the form of current income and capital appreciation through the debt securities and related equity investments. The Company’s investment activities are managed by tis Investment Adviser, Princeton Investment Advisors, LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the U.S. Securities and Exchange Commission. Princeton Capital Corporation undertakes no duty to update any forward-looking statements made herein. All forward-looking statements speak only as of the time of this press release.